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                                   EXHIBIT 21

                         SUBSIDIARIES OF HEMOXYMED, INC.

                                                           Name Under Which
Name                        State of Incorporation     Subsidiary Does Business
----                        ----------------------     ------------------------
Ophidian Holdings, Inc.            Delaware                      Same